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                                                                       Exhibit 5

                    ASSIGNMENT OF CERTAIN REGISTRATION RIGHTS

         This Assignment of Certain Registration Rights (the "Assignment") dated as of July 16, 1999, by and among Jay S. Walker, Richard S. Braddock and The Jay
S. Walker Irrevocable Credit Trust (collectively "Assignors") and Delta Air Lines, Inc. ("Delta").

         WHEREAS, Assignors are each Major Stockholders and Delta is a Demand Stockholder under that certain Amended and Restated Registration Rights Agreement dated as of December 8, 1998 (the "Rights Agreement"), by and among priceline.com Incorporated (the "Company"), General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 50, L.P. and the other stockholders and warrant holders named therein or made a party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement;

         WHEREAS, the Company has provided notice to the parties to the Rights Agreement of its intention to file a registration statement under the Securities Act of 1933, as amended, on Form S-1 for the offering by the Company of Two Million (2,000,000) shares of its Common Stock and an "Incidental Registration" (as such term is defined in Section 4(a) of the Rights Agreement) for the offering of up to Four Million Nine Hundred Thousand (4,900,000) shares (inclusive of over-allotment shares) of common stock by certain selling stockholders including one or more of the Assignors and Delta (collectively, the "Proposed Offering"); and

         WHEREAS, in connection with the Proposed Offering, the Assignors desire to assign, and Delta desires to receive the assignment of, certain registration rights of Assignors under the Rights Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Assignment of Incidental Registration Rights.


                  (a) The Assignors, collectively, in respect to their rights under Section 4(a) of the Rights Agreement to offer Registrable Securities specifically in the Incidental Registration comprising a part of the Proposed Offering ("Assignors' Registration Rights"), hereby assign to Delta that portion of Assignors' Registration Rights to offer for sale that number of shares that, when aggregated with the rights of Delta, as a Designated Holder, will entitle Delta to offer for sale an aggregate of 36.2% of all shares (inclusive of over-allotment shares) of the
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                           Company's Common Stock to be offered by all selling
                           stockholders in the Proposed Offering.

                  (b) In connection with the Proposed Offering, Jay S. Walker hereby covenants and agrees to not sell any shares in the Proposed Offering.

                  (c) With respect to any of their shares not sold in the Proposed Offering, Assignors hereby agree to sign the lockup agreement that will be required by the Company's underwriters to be signed by all selling stockholders in the Proposed Offering.

                  2. Consent of the Company. The parties hereto acknowledge that this Assignment is being effected in accordance with the provisions of Section 10(f) of the Rights Agreement, and therefore requires the consent of the Company. The Company's consent to this Assignment, as evidence on the signature page hereof, is provided solely to satisfy the provisions of
Section 10(f) of the Rights Agreement.

                           [Signature Page to Follow]


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         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first above written.

ASSIGNORS:                            DELTA AIR LINES, INC.



      /s/ Jay S. Walker               By:        /s/ Edward H. West
--------------------------------         --------------------------------------
Jay S. Walker                            Name: Edward H. West
                                         Title:  Sr. Vice President -- Strategy
                                                 and Business Development


      /s/ Richard S. Braddock
--------------------------------
Richard S. Braddock



THE JAY S. WALKER
IRREVOCABLE CREDIT TRUST


By:   /s/ Harry E. Peden, III
--------------------------------
Harry E. Peden, III
Trustee


CONSENTED TO BY:


PRICELINE.COM INCORPORATED


By:   /s/ Paul Francis
--------------------------------
Name:
Title: